Exhibit 99.6

FORM OF
NOMINEE HOLDER CERTIFICATION
INPIXON

The undersigned, a bank, broker, dealer, trustee, depositary, or other nominee of non-transferable subscription rights (the “Subscription Rights”) to purchase units (“Units”) of Inpixon (the “Company”), said Units each comprised of one share of the Company’s Series 5 Convertible Preferred Stock, $0.001 par value per share, and 200 Warrants pursuant to the Subscription Rights offering described and provided for in the Company’s Prospectus Supplement, dated December 7, 2018, hereby certifies to the Company and Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent for such Rights Offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Subscription Rights on the terms and subject to the conditions set forth in the Prospectus Supplement specified below pursuant to the Basic Subscription Right (as defined in the Prospectus Supplement) and, on behalf of beneficial owners of Subscription Rights who have subscribed for the purchase of additional Units pursuant to the Over-Subscription Privilege (as defined in the Prospectus Supplement), the number of Units specified below, listing separately below each such exercised Basic Subscription Right and the corresponding Over-Subscription Privilege (without identifying any such beneficial owner), and (2) to the extent a beneficial owner has elected to subscribe for Units pursuant to the Over-Subscription Privilege, each such beneficial owner’s Basic Subscription Right has been exercised in full:

Number of Shares Owned on the Record Date	Individual Soliciting Broker (if any)	Number of Units Subscribed for Pursuant to the Basic Subscription Right	Number of Units Subscribed for Pursuant to the Over-Subscription Privilege
1.
2.
3.
4.
5.
6.
7.

Name of Nominee Holder

By:

Name:

Title:

Phone Number:

Fax Number:

Dated:

Provide the following information, if applicable:

DTC Participant Number

DTC Participant

By:

Name:

Title:

DTC Basic Subscription
Confirmation Number(s)

Dated: